FOR IMMEDIATE RELEASE	Contact: Laura Wakeley (Fulton)
Phone: 717-371-2379

FEDERAL RESERVE BOARD APPROVES FULTON FINANCIAL
CORPORATION'S ACQUISITION OF COLUMBIA BANCORP

LANCASTER, PA - 01/19/06 -- Fulton Financial Corporation (NASDAQ: FULT) today announced that on Tuesday, January 17, the Federal Reserve Board approved the Corporation's application to acquire Columbia Bancorp (NASDAQ: CBMD), based in Columbia, Maryland. Columbia Bancorp shareholders approved this transaction on December 5, 2005.

Fulton Financial Corporation is now awaiting the approval of the Maryland Department of Labor, Licensing, and Regulation, which is anticipated within the next few days.

The company anticipates that the transaction will be completed on February 1, 2006. At that time, Columbia Bancorp's banking subsidiary, The Columbia Bank, will become Fulton Financial's 15th banking subsidiary.

Fulton Financial Corporation is a Lancaster, Pennsylvania-based financial holding company which employs nearly 4,000 people and which operates 232 banking offices in Pennsylvania, Maryland, Delaware, New Jersey and Virginia through the following affiliates: Fulton Bank , Lancaster, PA; Lebanon Valley Farmers Bank, Lebanon, PA; Swineford National Bank, Middleburg, PA; Lafayette Ambassador Bank , Easton, PA; FNB Bank, N.A., Danville, PA; Hagerstown Trust, Hagerstown, MD; Delaware National Bank, Georgetown, DE; The Bank, Woodbury, NJ; The Peoples Bank of Elkton, Elkton, MD; Skylands Community Bank , Hackettstown, NJ; Premier Bank, Doylestown, PA; Resource Bank, Virginia Beach, VA; First Washington State Bank, Windsor, NJ; and Somerset Valley Bank, Somerville, NJ.

The Corporation's financial services affiliates include Fulton Financial Advisors, N.A., Lancaster, PA; Fulton Insurance Services Group, Inc. Lancaster, PA; and Dearden, Maguire, Weaver and Barrett, LLC, West Conshohocken, PA.

Residential mortgage lending is offered by all banks through Fulton Mortgage Company or Resource Mortgage.

Additional information on Fulton Financial Corporation is available on the Internet at www.fult.com.

2006